                                                                     EXHIBIT 5.1

                       [ANDREWS & KURTH L.L.P. LETTERHEAD]



                                 August 3, 2001



East Coast Power L.L.C.
711 Louisiana, Suite 3200
Houston, Texas 77002

Ladies and Gentlemen:

         We have acted as special New York counsel for East Coast Power L.L.C., a Delaware limited liability company (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission (the "Commission") of Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-45124) (the "Registration Statement") with respect to (i) the issuance by the Company of up to $6,851,096 aggregate amount of its 6.737% Series B Senior Secured Notes due 2008 (the "Series B 2008 Notes"), registered pursuant to the Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), in exchange for up to $6,851,096 aggregate amount of the Company's outstanding 6.737% Senior Secured Notes due 2008 (the "2008 Notes") and (ii) the issuance by the Company of up to $12,090,000 aggregate amount of its 7.066% Series B Senior Secured Notes due 2012 (the "Series B 2012 Notes", and together with the Series B 2008 Notes, the "Exchange Notes"), registered pursuant to the Registration Statement under the Securities Act, in exchange for up to $12,090,000 aggregate amount of its 7.066% Senior Secured Notes due 2012 (the "2012 Notes", and together with the 2008 Notes, the "Initial Notes"). The Exchange Notes are to be issued pursuant to an Indenture dated as of April 20, 1999 (as supplemented from time to time, the "Indenture") between the Company and The Bank of New York, as Trustee (the "Trustee"), in connection with an exchange offer by the Company (the "Exchange Offer").

         In connection with our opinions hereinafter set forth, we have examined originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Fourth Amended and Restated Limited Liability Company Agreement of the Company, (ii) the Indenture, (iii) the respective forms of the Exchange Notes of each series, and (iv) such other certificates, instruments and records of the Company, and questions of law, as we considered appropriate. As to any facts material to such opinions, we have relied upon oral or written statements and representations of officers, managers, and other representatives of the Company, and others. Unless otherwise specified, capitalized terms used and not defined herein shall have the meaning assigned to them in the Indenture.

         In rendering such opinions we have assumed, without verification (i) the genuineness of the signatures on all documents that we have examined, (ii) the authenticity of all documents

East Coast Power L.L.C.
August 3, 2001
Page 2

supplied to us as originals, (iii) the conformity with the authentic originals of all documents supplied to us as certified or photostatic or faxed copies, and
(iv) as to the forms of all documents in respect of which forms were filed with the Commission as exhibits to the Registration Statement, the conformity in all material respects of such documents with the forms thereof that we have examined. We have further assumed that the Indenture as in effect on the date hereof will have been supplemented by an appropriate supplemental indenture duly authorized, executed and delivered by the Company and the Trustee, and that the Exchange Notes of each series, when executed, will be duly executed, authenticated by the Trustee and delivered in substantially the respective form of the Exchange Notes of such series reviewed by us and that Section 5-501.6.b of the New York General Obligations Law will apply to the Exchange Notes of each series. In addition, we have assumed the receipt by each person to whom and for whose benefit an Exchange Note is to be issued (collectively, the "Exchange Note Holders") of a certificate for such Exchange Note or the receipt by the Depository Trust Company, acting as agent, on behalf of all Exchange Note Holders, of a global security for the time being evidencing each series of such Exchange Notes, and the delivery of Initial Notes in exchange therefor in accordance with the terms of the Exchange Offer and the Registration Statement.

         Based upon and subject to the foregoing, and subject also to the additional qualifications, limitations and assumptions hereinbelow set forth, we are of the opinion that when the Registration Statement (including any post-effective amendments thereto) has become effective under the Securities Act and the Exchange Notes have been duly executed and authenticated by the Trustee in accordance with the Indenture and issued as contemplated in the Exchange Offer and the Registration Statement, the Exchange Notes will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and by general equitable principles (including, without limitation, reasonableness, materiality, good faith and fair dealing), regardless whether considered in a proceeding in equity or at law.

         In rendering the opinion expressed above, with your consent and without independent investigation or verification of any kind, we have also assumed that, at the respective times of execution and delivery of the Indenture, the Initial Notes and the Exchange Notes: (i) each of the parties to the Indenture was and will continue to be an entity duly formed or incorporated (as applicable), validly existing in good standing under the laws of the jurisdiction of its formation or incorporation (as applicable), and qualified to do business in each jurisdiction in which required to be so qualified; (ii) each of the parties to the Indenture had and will continue to have the power and authority and full legal right to execute and deliver the Indenture and (in the case of the Company), the Initial Notes and the Exchange Notes, and to perform its obligations thereunder; (iii) the execution, delivery and performance of the Indenture and (in the case of the Company) the Initial Notes and the Exchange Notes by the parties thereto was and will continue to be duly authorized by all requisite action on the part of each such Person; (iv) each party to the Indenture had and will continue to have the power, authority and full legal right to execute, deliver and perform the Indenture and (in the case of the Company), the Initial Notes and the

East Coast Power L.L.C.
August 3, 2001
Page 3

Exchange Notes; (v) the Indenture has been duly executed and delivered by each of the parties thereto; and (vi) the Indenture is and the Initial Notes to be delivered in connection with the Exchange Offer are, and each (in the case of such Initial Notes, until cancelled upon delivery in exchange for Exchange Notes) will continue to be, the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms. We have also assumed that, as of the time of execution and delivery of the Exchange Notes, there shall have occurred no change in applicable law (constitutional, statutory or decisional), rule or regulation, or in any other relevant fact or circumstance, that (in any such case) would adversely affect our ability to render at such time an opinion containing the same legal conclusions herein set forth and subject only to the same (or fewer) assumptions, limitations and qualifications as are contained herein.

         The enforceability of the rights to exculpation, indemnity and contribution provided in the Indenture may be limited by (i) laws rendering unenforceable indemnification provisions that are contrary to Federal or state securities laws and the public policy underlying such laws, (ii) laws limiting the enforceability of provisions exculpating or exempting a Person from, or requiring indemnification or limiting the liability of a Person for (A) its own action or inaction, to the extent such action or inaction involves gross negligence, recklessness or willful or unlawful conduct or (B) any obligation which has not been disclosed to the Person providing such indemnity, exemption or exculpation and is not reasonably within the scope of such provisions or the overall intention of the parties at the time of the execution of the Indenture. Additionally, we express no opinion as to: (i) any provision relating to separability or severability; (ii) any provision requiring for its interpretation reference to any document or instrument other than the Exchange Notes or the Indenture and (iii) any Additional Notes.

         The foregoing opinions are limited to the laws of the State of New York and, to the extent applicable, the laws of the United States of America, in each case in existence as of the date hereof. We do not express any opinion as to the laws of any other jurisdiction.

         We hereby consent to the statements made with respect to us under the caption "Validity of the Securities" in the prospectus contained in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder. This opinion is rendered solely for your benefit in connection with the above matter and may not be relied upon in any manner by any other person or entity or for any other purpose without our express prior written consent.



                                                     Very truly yours,


                                                     /s/ Andrews & Kurth L.L.P.